Exhibit 10(xxxi)(2)

AMENDMENT NUMBER TWO TO

THE NORTHERN TRUST COMPANY THRIFT-INCENTIVE PLAN

(As Amended and Restated Effective January 1, 2005)

WHEREAS, The Northern Trust Company (the “Company”) maintains The Northern Trust Company Thrift-Incentive Plan, As Amended and Restated Effective January 1, 2005, (the “Plan”); and

WHEREAS, amendment of the Plan is now considered desirable;

NOW, THEREFORE, by virtue and in exercise of the amending power reserved to the undersigned officer under Section 11.1 of the Plan, the Plan is hereby amended effective as of the dates set forth below, as follows:

1.	Effective as of the date this Amendment is executed:

To delete the first sentence of section 4.2 of the Plan in its entirety and to substitute the following therefor:

“Subject to section 6.4, a Participant may change the rate of or terminate his or her Salary Reduction Contributions at any time by entering into a new Salary Reduction Agreement, to be effective pursuant to uniform and nondiscriminatory procedures established by the Committee;” and

To add the following parenthetical immediately following the word “establish” in the last sentence of section 4.2 of the Plan:

“(which may include automatic changes in the rate of a Participant’s Salary Reduction Contributions over time).”

2.	Effective as of the date this Amendment is executed, to delete the period at the end of the last sentence of section 5.1(a) of the Plan, to substitute a comma therefor, and to add the following after the comma:

“subject to applicable administrative practices and procedures established by the Company.”

3.	Effective as of the date this Amendment is executed, to delete the phrase “single family” from subsections (2) and (4) of section 8.8(a) of the Plan.

4.	Effective January 1, 2006, to delete the word “or” at the end of subsection (5) of section 8.8(a) of the Plan, to add the following as new subsection (6) of section 8.8(a) and to renumber the current subsection (6) of section 8.8(a) as subsection (7):

“(6) expenses for the repair of damage to the Participant’s principal residence arising from fire, storm, other casualty, or theft that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income), or”.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf this 21st of November, 2005 effective as of the dates indicated above.

THE NORTHERN TRUST COMPANY
By:	/s/ Timothy P. Moen
Name:	Timothy P. Moen
Title:	Executive Vice President and
Human Resources Department Head